Exhibit 10.2

February 11, 2021

CONFIDENTIAL

To:      Mr. James M. Lapeyre, Jr.

2105 CityWest Blvd., Suite 100, Houston, TX 77042-2855

Re: Exchange Offer – Commitment to Tender Old Notes

Ladies and Gentlemen,

ION Geophysical Corporation, a Delaware corporation (the “Company”), has advised Mr. James M. Lapeyre, Jr. (the “Bondholder”) that the Company intends to initiate an exchange offer (the “Exchange Offer”) to all holders of its 9.125% Senior Secured Second Priority Notes due 2021 (the “Old Notes”). This letter agreement (the “Letter Agreement”) sets forth the terms and conditions under which the Bondholder has agreed to participate in the Exchange Offer.

The Bondholder irrevocably commits and agrees as follows:

1.     The Bondholder agrees to validly tender (and not to validly withdraw) one hundred percent (100%) of the principal amount of Old Notes he currently holds (noted in the signature block hereto) in the Exchange Offer contemplated by the Company.

2.     This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to conflicts of laws principles.

3.     This Letter Agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the parties hereto with respect to the subject matter hereof. The terms of this Letter Agreement may not be modified or otherwise amended, or waived, except pursuant to a written agreement signed by the parties hereto. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

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Very truly yours,

ION GEOPHYSICAL CORPORATION

 /s/ Michael Morrison

Name: Michael Morrison

Title: Executive Vice President and Chief Financial Officer

Acknowledged and agree as of the date first above written:

Principal Amount of Old Notes to be Tendered in the Exchange Offer:

$ 2,000,000

 /s/  James M. Lapeyre, Jr.

Name: James M. Lapeyre, Jr.